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                               Pricing Supplement


                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)


                           United Parcel Service, Inc.

                                    UPS Notes




Pricing Supplement No. 73                                  Trade Date: 06/23/03
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 06/26/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is June 25, 2003




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
     CUSIP
       or
  Common Code      Principal Amount    Interest Rate      Maturity Date         Price to Public
  -----------      ----------------    -------------      -------------         ---------------

   91131UFX7         $2,301,000.00         3.00%            06/15/11                 100%



Interest Payment
   Frequency                            Subject to           Dates and terms of redemption
  (begin date)     Survivor's Option    Redemption          (including the redemption price)
----------------   -----------------    ----------          --------------------------------
    7/15/03               Yes               Yes                      100% 06/15/04
    monthly                                                     semi-annually thereafter


                     Discounts and
Proceeds to UPS       Commissions       Reallowance           Dealer              Other Terms
---------------       -----------       -----------           ------              -----------
 $2,273,388.00        $27,612.00           $2.00        ABN AMRO Financial
                                                          Services, Inc.
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